SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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      (as permitted by Rule 14a-6(e)(2))
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  |_| Definitive Additional Materials
  |_| Soliciting Material Pursuant to SS.14a-12

                          TRIQUINT SEMICONDUCTOR, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                         TRIQUINT SEMICONDUCTOR, INC.
                          2300 N.E. Brookwood Parkway
                            Hillsboro, Oregon 97124

                                                                 April 15, 2003

Dear Stockholders:

     Our 2003 Annual Meeting of Stockholders will be held on Wednesday, May 21, 2003, at 1:30 p.m., local time, at our Texas manufacturing facility located at 500 West Renner Road, Richardson, Texas 75080. You are invited to attend this meeting to give us an opportunity to meet you personally and to allow us to introduce to you the key management and members of the board of directors of our company.

     The formal notice of meeting, the proxy statement, the proxy card and a copy of the Annual Report on Form 10-K for the year ended December 31, 2002 are enclosed.

     I hope that you will be able to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy card promptly. A prepaid reply envelope is provided for this purpose. You may also vote electronically via the internet or by telephone. Please see "Voting by Internet or Telephone" and the attached proxy card for further details. Your shares will be voted at the meeting in accordance with your proxy regardless of the voting method used.

     If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the annual meeting.

                                        Very truly yours,

                                        TRIQUINT SEMICONDUCTOR, INC.

                                        /s/ RALPH G. QUINSEY

                                        RALPH G. QUINSEY
                                        President and Chief Executive Officer

                         TRIQUINT SEMICONDUCTOR, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            Wednesday, May 21, 2003
                                   1:30 p.m.

TO OUR STOCKHOLDERS:

     The 2003 Annual Meeting of Stockholders of TriQuint Semiconductor, Inc., a Delaware corporation ("TriQuint", "we", "us" or "our company"), will be held on Wednesday, May 21, 2003 at 1:30 p.m., local time, at 500 West Renner Road, Richardson, Texas 75080, for the following purposes:

     1. To elect ten directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

     2. To approve an amendment to our 1996 stock incentive program to increase the aggregate number of shares of common stock that may be issued under such program by 6,500,000 shares to a total of 31,050,000 shares;

     3. To approve an amendment to our 1996 stock incentive program to amend the formula grant mechanism for non-employee directors as described herein;

     4. To vote upon a proposal submitted by a stockholder, if properly presented at the meeting; and

     5. To transact such other business as may properly come before the annual meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Stockholders who owned shares of our common stock at the close of business on Wednesday, April 2, 2003 are entitled to attend and vote at the annual meeting. A complete list of these stockholders will be available during normal business hours for ten days prior to the meeting at our headquarters located at 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124. A stockholder may examine the list for any legally valid purpose relating to the meeting. The list will also be available during the annual meeting for inspection by any stockholder present at the meeting.

     Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. You may also vote electronically via the internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

                                        For the Board of Directors of
                                        TRIQUINT SEMICONDUCTOR, INC.

                                        /s/ Raymond A. Link

                                        Raymond A. Link
                                        Vice President, Finance and
                                        Administration, Chief Financial Officer
                                        and Secretary

Hillsboro, Oregon
April 15, 2003

                            YOUR VOTE IS IMPORTANT.
           PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ACCOMPANYING REPLY ENVELOPE
           OR VOTE VIA THE TELEPHONE OR INTERNET AS SOON AS POSSIBLE.

                         TRIQUINT SEMICONDUCTOR, INC.

                               ----------------

                            PROXY STATEMENT FOR THE
                      2003 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                              GENERAL INFORMATION

     The enclosed proxy is solicited on behalf of the board of directors of TriQuint Semiconductor, Inc., a Delaware corporation ("TriQuint," "we," "us," or "our company"), for use at our 2003 Annual Meeting of Stockholders, or at any adjournment. The annual meeting will be held on Wednesday, May 21, 2003 at 1:30 p.m., local time, for the purposes set forth in the accompanying notice of annual meeting of stockholders. The annual meeting will be held at 500 West Renner Road, Richardson, Texas 75080. Our telephone number at that location is
(972) 994-8200.

     This proxy statement and the enclosed proxy card were mailed on or about April 15, 2003, together with our 2002 Annual Report on Form 10-K for the year ended December 31, 2002, to all stockholders entitled to vote at the annual meeting.

Record Date and Shares Outstanding

     Only stockholders of record at the close of business on April 2, 2003 are entitled to attend and vote at the annual meeting. On the record date, 133,198,418 shares of our common stock were outstanding and held of record by 512 stockholders. On the record date, $268,755,000 of our 4% convertible subordinated notes due 2007 were outstanding and were convertible at the option of the holders thereof to an aggregate of 3,963,938 shares of our common stock. The closing price of our common stock on the Nasdaq National Market on the record date was $3.14 per share. The closing price of our 4% convertible subordinated notes due 2007 on the PORTAL market on the record date was $823.75 per $1,000 principal amount of note.

Revocability of Proxies

     Any proxy submitted pursuant to this solicitation may be revoked by the person making such submission at any time before its use by (i) delivering to the secretary of our company a written notice of revocation or a duly executed proxy bearing a later date, or (ii) by attending the annual meeting and voting in person. Attendance at the annual meeting, by itself, will not revoke a proxy.

Voting

     The two persons named as proxies on the enclosed proxy card, Ralph G. Quinsey, our president and chief executive officer, and Raymond A. Link, our vice president, finance and administration, chief financial officer and secretary, were designated by the board of directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy card, it will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted as follows:

     o FOR Proposal No. 1 to elect the nominees for directors proposed by the board of directors;

     o FOR Proposal No. 2 to approve an amendment to our 1996 stock incentive program to increase the aggregate number of shares of our common stock that may be issued under such program by 6,500,000 shares to a total 31,050,000 shares;

     o FOR Proposal No. 3 to approve an amendment to our 1996 stock incentive program to amend the formula grant mechanism for non-employee directors; and

     o    AGAINST Proposal No. 4, if presented

     Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the meeting. Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

Proxy Solicitation Costs

     We will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. Proxies may also be solicited by certain of our directors, officers and other employees, without additional compensation, personally or by telephone or telegram. We may also retain an outside proxy solicitation firm, the expense of which we do not expect to exceed $15,000. We expect our transfer agent Mellon Investor Services LLC to tabulate the proxies.

Voting at the Meeting

     Every stockholder voting for the election of directors (Proposal No. 1) may cumulate such stockholder's votes and (i) give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such stockholder is entitled to vote or (ii) distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than ten candidates. However, no stockholder is entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting and, prior to the voting, of the intention to cumulate the stockholder's votes. On all matters other than Proposal No. 1, each share of common stock outstanding on the record date is entitled to one vote per share at the annual meeting. Holders of the 4% convertible subordinated notes due 2007 are not entitled to vote at the annual meeting. The 4% subordinated convertible notes due 2007 are not entitled to vote on any matter until such time as they are converted to our common stock.

     The vote required and method of calculation for the proposals to be considered at the annual meeting are as follows:

     Proposal One -- Election of Directors. The ten nominees for election as directors who receive the greatest number of votes, in person or by proxy, will be elected directors.

     Proposal Two -- Amendment to 1996 Stock Incentive Program to Increase the Aggregate Number of Shares Available for Stock Option Grants. This amendment to the 1996 stock incentive program will require the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy.

     Proposal Three -- Amendment to 1996 Stock Incentive Program to Amend the Formula Grant Mechanism for Non-Employee Directors. This amendment to the 1996 stock incentive program will require the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy.

     Proposal Four -- Stockholder Proposal. The stockholder proposal will require the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy.

     You may vote either "for" or "withhold" your vote for the nominees for election as directors. You may vote "for," "against," or "abstain" from voting on the proposals to amend our 1996 stock incentive program and the stockholder proposal.

Abstentions and Broker Non-Votes

     If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposals to amend the 1996 stock incentive program and the stockholder proposal, your abstention will have the same effect as a vote against the proposals.

     Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares "for" routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A "broker non-vote" occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on each of the proposals, which are all routine matters. However, the New York Stock Exchange has proposed new regulations that would require brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. This new rule may become effective before the meeting, in which case, for shares held through a broker or other nominee who is a NYSE member organization, your shares will only be voted in favor of Proposal No. 2 and Proposal No. 3 if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of that proposal.

Voting by Internet or Telephone

     Instead of submitting your proxy vote with the enclosed paper proxy card, you may vote electronically via the internet or by telephone in accordance with the procedures set forth on the proxy card. The internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

Nominees

     A board of ten directors is to be elected at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the ten nominees named below, all of whom are presently directors of our company. In the event that any nominee of our company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. The term of office for each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified. The following table lists the persons nominated by the board of directors to be elected as directors and their ages as of April 2, 2003:

Name of Nominee         Age  Position with TriQuint                  Since
---------------         ---  ----------------------                  -----
Francisco Alvarez       57   Director                                2000
Dr. Paul A. Gary        62   Director                                1996
Charles Scott Gibson    50   Director                                1992
Nicolas Kauser          63   Director                                1999
Steven P. Miller        55   Director                                2001
Ralph G. Quinsey        47   President and Chief Executive Officer,  2002
                               Director
Dr. Walden C. Rhines    56   Director                                1995
Steven J. Sharp         61   Chairman of the Board, Director         1992
Edward F. Tuck          71   Director                                1994
Willis C. Young         62   Director                                2001

     There is no family relationship between any director and/or executive officer of our company.

     Mr. Alvarez has been a director of our company since October 2000. Mr. Alvarez was employed with Intel Corporation from 1979 until his retirement in June 2000. During that time, he was responsible for a number of wafer fabrication and assembly/test operations in the United States, Israel, Ireland and Costa Rica. His last position was as Vice President and General Manager of Systems Manufacturing. From 1969 until 1979, Mr. Alvarez served in various wafer fabrication management capacities for National Semiconductor Corporation. Mr. Alvarez also serves as a director of Therma-Wave, Inc. Mr. Alvarez holds a B.A. degree in Physics from Carthage College and a B.S. degree in Electrical Engineering from the University of Illinois.

     Dr. Gary has been a director of our company since May 1996. Dr. Gary has been retired since 1996. From 1967 until 1996, he served in various capacities for Bell Laboratories, Western Electric Corporation and the Microelectronics division of AT&T Corp. (now Lucent Technologies, Inc.), with his last position being Vice President of the Netcom IC Business Unit. He also serves as Chairman of the Board of Directors of Data I/O Corporation. Dr. Gary holds a B.S. degree in Electrical Engineering from Lafayette College, a M.S. degree in Electrical Engineering from Stanford University and a Ph.D. in Electrical Engineering from Stanford University.

     Mr. Gibson has been a director of our company since September 1992. Since March 1992, Mr. Gibson has been a director and consultant to high technology companies. He co-founded Sequent Computer Systems Inc., a computer systems company, in 1983 (which was acquired by International Business Machines Corporation), and served as its President from January 1988 to February 1992. From 1976 to 1983, Mr. Gibson was employed at Intel Corporation as General Manager, Memory Components Operations. He also serves as chairman of the board of RadiSys Corporation, and is a director of Livebridge, Inc., Pixelworks, Inc., and Northwest Natural Gas Company. Mr. Gibson also serves on the Oregon Health and Sciences University Governing and Foundation Board of Trustees and the Oregon Community Foundation. He received a B.S. degree in Electrical Engineering and an M.B.A. from the University of Illinois.

     Mr. Kauser has been a director of our company since December 1999. From 1990 through his retirement in 1998, Mr. Kauser served as Executive Vice President and Chief Technology Officer of AT&T Wireless Services,

Seattle, Washington (formerly McCaw Cellular Communications, Inc.). From 1984 through 1990, Mr. Kauser was employed by Rogers Cantel, Inc., a Canadian wireless service provider, as Vice President of Engineering and later, Senior Vice President of Network Operations. He was a member of Cantel's Board of Directors from 1990 to 1998. Mr. Kauser received a B.S. degree in Electrical Engineering from McGill University, Montreal, Canada.

     Mr. Miller has been a director of our company since July 2001. Mr. Miller was Sawtek Inc.'s Chief Executive Officer from 1986 to 1999, Chairman from 1996 to July 2001 and President from 1979 to 1997. Prior to co-founding Sawtek in 1979, he was Manager of SAW Device Engineering and Development Laboratory at Texas Instruments Incorporated. Mr. Miller also serves as Chairman of the Board of Directors of Xytrans, Inc. Mr. Miller has a B.S. degree in Electrical Engineering from South Dakota School of Mines and Technology.

     Mr. Quinsey joined our company in July 2002 as President and Chief Executive Officer and a director. Mr. Quinsey was Vice President and General Manager of the Analog Division of ON Semiconductor Corporation, a manufacturer of semiconductors for various applications, from September 1999 to January 2002. From 1979 to September 1999, Mr. Quinsey was employed by Motorola, Inc., a manufacturer of semiconductors and communications equipment, in various positions including most recently as Vice President and General Manager for the RF/IF Circuits Division. Mr. Quinsey has a B.S. degree in electrical engineering from Marquette University.

     Dr. Rhines has been a director of our company since May 1995. Dr. Rhines has been the President, Chief Executive Officer and a director of Mentor Graphics Corporation, an electronic design automation company, since 1993 and is currently its Chief Executive Officer and Chairman of the Board of Directors. Prior to joining Mentor Graphics, he spent 21 years at Texas Instruments Incorporated, with his most recent position having responsibility for directing its worldwide semiconductor business as the Executive Vice President of Texas Instruments' Semiconductor Group. Dr. Rhines also serves as a director of Cirrus Logic, Inc. Dr. Rhines holds a B.S. degree in Metallurgical Engineering from the University of Michigan, an M.S. degree and Ph.D. in Materials Science and Engineering from Stanford University and an M.B.A. from Southern Methodist University.

     Mr. Sharp joined our company in September 1991 as director, President and Chief Executive Officer. In May 1992 he became Chairman of our Board. Previously, Mr. Sharp was the founder and served as Chief Executive Officer of Power Integrations, Inc., a semiconductor manufacturing company. Prior to that time, Mr. Sharp was employed for 14 years by Signetics Corporation (since acquired by Philips Electronics N.V.) and for nine years by Texas Instruments Incorporated. Mr. Sharp also serves as a director of Power Integrations, Inc. He received a B.S. degree in Mechanical Engineering from Southern Methodist University, a M.S. degree in Engineering Science from California Institute of Technology and an M.B.A. from Stanford University.

     Mr. Tuck has been a director of our company since November 1994. Mr. Tuck is currently the Chairman of the Board of Directors and Chief Executive Officer of Wavestream Corporation. Since 1990 he has been a general partner of Kinship Venture Management LLP, which is the general partner of Kinship Partners II, a venture capital fund. From 1986 to 1995, Mr. Tuck was a general partner of Boundary, the general partner of The Boundary Fund, a venture capital fund. He spent most of his career in the telecommunications industry, serving in various positions with GTE Corporation and as Vice President and Technical Director of ITT North America Telecommunications, among others. Mr. Tuck holds a B.S. degree in Electrical Engineering from the University of Missouri at Rolla.

     Mr. Young has been a director of our company since July 2001. Prior to joining our board, he was a director of Sawtek from 1996 until 2001. Mr. Young retired in July 2000. Mr. Young was a Senior Partner in the Atlanta office of BDO Seidman, LLP, an international accounting and consulting firm, from January 1996 to June 2000. From April 1995 to December 1995, Mr. Young was the Chief Financial Officer for Hayes Microcomputer Products, Inc., a manufacturer of modems and communication equipment. From 1965 to 1995, Mr. Young held various positions with BDO Seidman, LLP, and from 1988 to 1995 he was Vice Chairman and a member of BDO Seidman's Executive Committee. Mr. Young has a B.S. degree in Accounting from Ferris State University. He is a Certified Public Accountant.

Meetings and Committees of the Board of Directors

     Our board of directors held nine meetings during 2002. No director attended fewer than 75% of the meetings of the board of directors and committees thereof in 2002 during the period that he was a member of the board of directors. The board of directors has an audit committee, a compensation committee and a nominating and governance committee.

     In 2002, the audit committee consisted of directors Young, who serves as Chairman, Gary and Tuck. The audit committee is responsible for appointing and overseeing actions taken by our independent accountants, reviewing our external financial reports and filings with the Securities and Exchange Commission ("the SEC") and reviewing our internal financial controls. The audit committee held eight meetings in 2002. No director attended fewer than 75% of the audit committee meetings in 2002 during the period that he was a member of the audit committee.

     In 2002, the compensation committee consisted of directors Gibson, who serves as Chairman, Gary, Kauser and Rhines. The compensation committee is responsible for determining salaries, incentives and other forms of compensation for our executive officers as well as overseeing the administration of various incentive compensation and benefit plans, including our 1996 Stock Incentive Program. The compensation committee had four meetings in 2002. No director attended fewer than 75% of the compensation committee meetings in 2002 during the period that he was a member of the compensation committee.

     In 2002, the nominating and governance committee consisted of directors Alvarez, who also serves as Chairman, Gary, Gibson, Kauser, Miller, Rhines, Tuck and Young. The nominating and governance committee was formed in September 2002 and had one meeting in 2002. Each member of the nominating and governance committee attended the sole meeting.

     The purpose of the nominating and governance committee is to ensure that the board of directors is properly constituted to meet its fiduciary obligations to stockholders and our company and that we have and follow appropriate governance standards. To carry out this purpose, the nominating and governance committee shall: (1) assist the board of directors by identifying prospective director nominees and to recommend to the board of directors the director nominees for the next annual meeting of stockholders; (2) develop and recommend to the board of directors the governance principles applicable to us;
(3) oversee the evaluation of the board of directors and management; and (4) to recommend director nominees for each committee. The board of directors has adopted a written charter for the nominating and governance committee and it is attached hereto on Annex A.

     The nominating and governance committee of the board of directors considers nominees for election to the board of directors proposed by the stockholders. Any stockholder who wants to recommend a prospective nominee for the nominating and governance committee's consideration may do so by giving the candidate's name and qualifications in writing to the Secretary of our company at the following address: 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

                                 PROPOSAL TWO
           AMENDMENT TO THE 1996 STOCK INCENTIVE PROGRAM TO INCREASE
                THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK
                          AVAILABLE FOR STOCK OPTIONS

     The board of directors has approved an amendment to our 1996 stock incentive program to increase the aggregate number of shares of our common stock that may be issued under the 1996 stock incentive program by 6,500,000 shares to a total of 31,050,000 shares. At the annual meeting, our stockholders are being asked to approve the amendment which is described below. As of the record date, options to purchase 17,416,698 shares of our common stock were outstanding under the 1996 stock incentive program, 7,319,774 of which were vested.

     The board of directors adopted the amendment to the 1996 stock incentive program in order to provide additional long-term incentives to all of our employees as well as to maintain competitive compensation packages for our key employees. This proposal increases the number of shares authorized for issuance under the 1996 stock incentive program to provide sufficient shares for anticipated grants to be issued to both new and existing employees through May 2004. We intend to utilize the options available for grant to attract and retain both executive and other key employees.

     The board of directors strongly believes that stock options are a key part of the overall compensation package for our employees. The 1996 stock incentive program helps us attract and retain our employees. All full-time employees in the U.S. receive a stock option grant at date of hire and all are eligible for an annual grant based on individual merit. Most of our non-U.S. management level employees also receive stock option grants. Our compensation package is a variable compensation program with stock options designed to align the interest of our employees with those of our stockholders. Furthermore, our compensation program includes:

     o base salaries set normally below the mid point based on salary surveys;

     o base salaries that have been adjusted only once since 2000 for most of our employees;

     o a profit sharing plan, which did not make any payments to employees in 2002 and made limited payments in 2001. Amounts listed as 2001 bonus payments on the summary compensation table for certain executive officers generally relate to amounts earned in 2000 but paid in 2001; and

     o a key employee incentive plan for management that did not make any payments for fiscal 2002 results.

     We did not re-price any stock options in 2002, nor did we grant any stock options at less than fair market value from the 1996 stock incentive program. In 2002, the board amended all of our option plans to prohibit re-pricing of options and grants of stock options at less than fair market values. In 2002 and early 2003, we completed the acquisition of three business units: the gallium arsenide operations of Infineon AG; a portion of the silicon germanium business from IBM; and a portion of the optoelectronics business from Agere Systems, Inc. In total we acquired approximately 400 employees and granted stock options totaling 4,709,543 shares of which 3,189,671 were granted from the 1996 stock incentive program and 1,519,872 from the 1998 nonstatutory stock option plan. The impact of this was to reduce our pool of available stock options.

     The following summary of the 1996 stock incentive program is qualified in its entirety by the specific language of the 1996 stock incentive program, a copy of which is available upon written request to the secretary of our company.

Background

     The 1996 stock incentive program, approved by our board of directors in February 1996 and our stockholders in May 1996, provides for the grant of incentive stock options and nonstatutory stock options to officers and other employees of our company or any parent or subsidiary of our company. Additionally, the 1996 stock incentive program provides for the grant of nonstatutory stock options to directors and consultants. As of the record date, the persons eligible to participate in the 1996 stock incentive program included 13 officers, eight non-employee directors and approximately 1,500 other employees of our company and its subsidiaries. During the year ended December 31, 2002, options to purchase 4,355,426 shares of common stock were granted under the 1996 stock incentive program at an average exercise price of approximately $7.03 per share. At the time of its adoption,

2,400,000 shares were authorized and reserved for issuance under the 1996 stock incentive program. In May 1997, the stockholders approved an amendment to the 1996 stock incentive program to increase the number of shares of common stock reserved for issuance thereunder by 2,400,000 shares. In May 1998, the stockholders approved an amendment to the 1996 stock incentive program to increase the number of shares of common stock reserved for issuance thereunder by 2,700,000 shares. In May 1999, the stockholders approved an amendment to the 1996 stock incentive program to increase the number of shares of common stock reserved for issuance thereunder by 2,850,000 shares. In May 2000, the stockholders approved an amendment to the 1996 stock incentive program to increase the number of shares of common stock reserved for issuance thereunder by 3,800,000 shares. In May 2001, the stockholders approved an amendment to the 1996 stock incentive program to increase the number of shares of common stock reserved for issuance thereunder by 3,900,000 shares. In May 2002, the stockholders approved an amendment to the 1996 stock incentive program to increase the number of shares of common stock reserved for issuance thereunder by 6,500,000 shares. As of the record date, options to purchase an aggregate of 17,416,698 shares of our common stock were outstanding, with an average exercise price of $13.42 per share, and 10,179,473 shares (including the 6,500,000 shares subject to stockholder approval at this annual meeting) were available for future grant. In addition, as of the record date 3,453,829 shares have been purchased pursuant to exercise of stock options under the 1996 stock incentive program. At the annual meeting, you are being asked to approve an amendment of the 1996 stock incentive program to increase the number of shares of common stock reserved for issuance thereunder by 6,500,000 shares.

Administration

     The board of directors has vested the compensation committee with full authority to administer the 1996 stock incentive program in accordance with its terms and to determine all questions arising in connection with its interpretation and application. The compensation committee is currently comprised of directors Gibson, Gary, Kauser and Rhines none of whom are employees of our company. In any calendar year, no person may be granted options under the 1996 stock incentive program exercisable for more than 750,000 shares, except the president who may not receive options under the 1996 stock incentive program exercisable for more than 1,500,000 shares.

Minimum Option Price

     The exercise price of incentive stock options granted under the 1996 stock incentive program must equal or exceed the fair market value of the common stock on the date of grant (110% of the fair market value in the case of employees who hold 10% or more of the voting power of our common stock or of our subsidiary companies), and the exercise price of nonstatutory stock options must equal or exceed 100% of the fair market value of common stock on the date of grant. As defined in the 1996 stock incentive program, "fair market value" means the last reported sales price of the common stock on the Nasdaq National Market System on the date of grant.

Duration of Options

     Subject to earlier termination of the option as a result of termination of employment, death or disability, each option granted under the 1996 stock incentive program expires on the date specified by the compensation committee, but in no event more than (i) ten years from the date of grant in the case of nonstatutory stock options, (ii) ten years from the date of grant in the case of incentive stock options generally and (iii) five years from the date of grant in the case of incentive stock options granted to employees who hold 10% or more of the voting power of our common stock or any of our subsidiary companies.

Means of Exercising Options

     The board of directors or its compensation committee, as the case may be, may determine the consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, and may consist entirely of: (i) cash, (ii) check, (iii) promissory note, (iv) other shares of our common stock which (a) either have been owned by the optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from our company and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, (v) delivery of a properly executed exercise notice together with such other documentation as the administrator and the broker, if applicable, shall require to effect an exercise of the option and delivery to us of the sale or loan proceeds required to pay the exercise price or (vi) any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares to the extent permitted under state law.

Term and Amendment of the 1996 Program

     The 1996 stock incentive program became effective when adopted by the board of directors. The 1996 stock incentive program will continue in effect until February 1, 2006 unless earlier terminated in accordance with its terms. The board of directors may terminate or amend the 1996 stock incentive program at any time, provided, however, that we must obtain stockholder approval of any amendment to the extent necessary and desirable to comply with the SEC Rule 16b-3 or with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor rule, regulation or statute. In addition, we must obtain stockholder approval in order to reduce the exercise price of any outstanding option under the 1996 stock incentive program prior to making any such change. Stockholder approval, if required, must be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

Assignability

     Unless otherwise indicated, no option granted under the 1996 stock incentive program is assignable or transferable by the optionee except by will or by the laws of descent and distribution.

Federal Tax Effects of Incentive Stock Options

     We intend that incentive stock options granted under the 1996 stock incentive program will qualify as incentive stock options under Section 422 of the Code. An optionee acquiring stock pursuant to an incentive stock option receives favorable tax treatment in that the optionee does not recognize any taxable income at the time of the grant of the incentive stock option or upon its exercise (unless the alternative minimum tax applies, discussed below). The tax treatment of the disposition of incentive stock option stock depends upon whether the stock is disposed of within the holding period, which is the later of two years from the date the incentive stock option is granted or one year from the date the incentive stock option is exercised. If the optionee disposes of incentive stock option stock after completion of the holding period, the optionee will recognize as capital gains income the difference between the amount received in such disposition and the basis in the incentive stock option stock, i.e. the option's exercise price. If the optionee disposes of incentive stock option stock before the holding period expires, it is considered a disqualifying disposition and the optionee must recognize all or part of the gain on the disposition as ordinary income in the year of the disqualifying disposition. Generally, the amount of ordinary income recognized will equal the difference between the option's exercise price and the stock's fair market value at the time the option is exercised (the "bargain purchase element") or, if lower, the difference between the amount realized upon disposition and the option exercise price. While the exercise of an incentive stock option does not result in taxable income, there are implications with regard to the alternative minimum tax. When calculating income for alternative minimum tax purposes, the favorable tax treatment granted incentive stock options is disregarded and the bargain purchase element of the incentive stock option will be considered as part of alternative minimum tax income. Just as the optionee does not recognize any taxable income on the grant or exercise of an incentive stock option, we are not entitled to a deduction on the grant or exercise of an incentive stock option. Upon a disqualifying disposition of incentive stock option stock, we may deduct from taxable income in the year of the disqualifying disposition an amount generally equal to the amount that the optionee recognizes as ordinary income due to the disqualifying disposition.

Federal Tax Effects of Nonstatutory Stock Options

     If an option does not meet the statutory requirements of Section 422 of the Code and therefore does not qualify as an incentive stock option, the difference, if any, between the option's exercise price and the fair market value of the stock on the date the option is exercised is considered compensation and is taxable as ordinary income to the optionee in the year the option is exercised. We may deduct the amount of income recognized by an employee. Although an optionee will generally realize ordinary income at the time the nonstatutory stock option is exercised, if the stock issued upon exercise of the option is considered subject to a "substantial risk of forfeiture" and if the employee has not filed a "Section 83 Election," then the optionee is not taxed when the option is exercised, but rather when the forfeiture restriction lapses. At that time, the optionee will realize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the stock on the date the forfeiture restriction lapses and we will receive a corresponding tax deduction.

     The foregoing summary of federal income tax consequences of stock options does not purport to be complete, nor does it discuss the provisions of the income tax laws of any state or foreign country in which the optionee resides.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENT TO OUR 1996 STOCK INCENTIVE PROGRAM TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR STOCK OPTIONS.

                       PARTICIPATION IN THE 1996 PROGRAM

     All option grants to executive officers under the 1996 stock incentive program are subject to the discretion of the compensation committee of the board of directors. As of the date of this proxy statement, the administrator has not made any determination with respect to future option grants. The administrator of the 1996 stock incentive program currently plans to make grants to non-employee directors of 17,500 shares per each non-employee director elected at the annual meeting if our stockholders approve Proposal No.
3. Therefore, except for these grants to non-employee directors, future awards are not determinable. Effective on the date of the annual meeting, the following non-employee directors, if elected and our stockholders approve Proposal No. 3, would receive options to purchase the number of shares specified:

Name                                                                   Grants
----                                                                   ------
Francisco Alvarez                                                  17,500 shares
Dr. Paul A. Gary                                                   17,500 shares
Charles Scott Gibson                                               17,500 shares
Nicolas Kauser                                                     17,500 shares
Steven P. Miller                                                   17,500 shares
Dr. Walden C. Rhines                                               17,500 shares
Edward F. Tuck                                                     17,500 shares
Willis C. Young                                                    17,500 shares

     The table below depicts the issuance of grants under the 1996 stock incentive program during 2002 to (i) each of our directors, (ii) the chief executive officer and the next four most highly compensated executive officers in 2002 (the "Named Executive Officers"), (iii) current executive officers as a group, (iv) non-employee directors as a group and (v) all other employees (including all current officers who are not executive officers) as a group.

Name                                                               Grants 2002
----                                                               -----------
Francisco Alvarez                                                  10,000 shares
Dr. Paul A. Gary                                                   10,000 shares
Charles Scott Gibson                                               10,000 shares
Nicolas Kauser                                                     10,000 shares
Steven P. Miller                                                   10,000 shares
Ralph G. Quinsey(1)                                               500,000 shares
Dr. Walden C. Rhines                                               10,000 shares
Steven J. Sharp                                                    20,000 shares
Edward F. Tuck                                                     10,000 shares
Willis C. Young                                                    10,000 shares
Thomas V. Cordner                                                  42,500 shares
Raymond A. Link                                                    47,500 shares
J. David Pye                                                       37,500 shares
Ronald R. Ruebusch                                                 37,500 shares
All current executive officers as a group (12 persons)            915,000 shares
All non-employee directors as a group (8 persons)                  80,000 shares
All other employees (including all current officers who
 are not executive officers) as a group                         3,360,426 shares

---------------
(1) Mr. Quinsey was granted an option to purchase 500,000 shares of common stock in July 2002 upon his appointment as our President and Chief Executive Officer.

                                PROPOSAL THREE
            AMENDMENT TO THE 1996 STOCK INCENTIVE PROGRAM TO AMEND
              FORMULA GRANT MECHANISM FOR NON-EMPLOYEE DIRECTORS

     The board of directors has approved an amendment to our 1996 stock incentive program to amend the non-discretionary grant mechanism for the grant of options to non-employee directors. At the annual meeting, our stockholders are being asked to approve the amendment which is described below. As of the record date, options to purchase 17,416,698 shares of our common stock were outstanding under the 1996 stock incentive program, 7,319,774 of which were vested.

     Our 1996 stock incentive program currently provides for the grant of options to purchase our common stock to non-employee directors pursuant to a non-discretionary, automatic grant mechanism, whereby each such director is automatically granted an option to purchase up to 10,000 shares on the date of each annual meeting (the "Annual Option"). In addition, our 1996 stock incentive program currently provides that each non-employee director, upon first becoming a member of the board of directors on a date other than the date of an annual meeting, is granted an initial option to purchase a number of shares of our common stock equal to 10,000 multiplied by a fraction the numerator of which is 12 minus the number of whole months that have elapsed since the date of the last annual stockholder meeting and the denominator of which is 12 (the "Partial Annual Option"). Each Annual Option and Partial Annual Option has a five year term (subject to earlier termination upon the individual's termination as a member of our board of directors) and vests as to 25% of the shares subject to such option six months after its date of grant and as to an additional 12.5% of the shares subject to such option each calendar quarter thereafter, so that 100% of the shares subject to such option shall be exercisable two years after its date of grant.

     Our 1996 stock incentive program also currently provides that upon the date each non-employee director becomes a non-employee director (other than employee directors who become non-employee directors by ceasing to be employees), he or she will receive an option to purchase 33,000 shares of our common stock (the "Initial Option"). An Initial Option has a ten year term (subject to earlier termination upon the individual's termination as a member of our board of directors) and vests and becomes exercisable as to 28% of the shares subject to such option one year after its date of grant and as to an additional 2% of the shares subject to such option each calendar month thereafter, so that 100% of the shares subject to such option shall be exercisable four years after the date of grant.

     The board of directors adopted the amendment to the 1996 stock incentive program, which is contingent upon shareholder approval, to amend the formula grant mechanism with respect to the Annual Option and the Partial Annual Option. For the Annual Option, each non-employee director will be automatically granted an option to purchase up to 17,500 shares on the date of each annual meeting, provided that he or she will continue to serve as a non-employee director through such date. For the Partial Annual Option, each non-employee director, upon first becoming a member of the board of directors on a date other than the date of an annual meeting, will be automatically granted an initial option to purchase a number of shares of our common stock equal to 17,500 multiplied by a fraction the numerator of which is 12 minus the number of whole months that have elapsed since the date of the last annual stockholder meeting and the denominator of which is 12, provided that he or she will continue to serve as a non-employee director through such date. The amendment does not impact the Initial Option or the vesting or the term of the Annual Option or the Partial Annual Option.

     In February 2003, the board of directors, upon review of comparable company data and in light of the added governance responsibilities for non-employee directors, restructured compensation for our board members. The board approved the amendment described above after reviewing stock option data provided by the Radford Survey of 13 semiconductor companies of a size similar to TriQuint and a peer review of nine other companies. See page 22 for a discussion of the additional changes that the board of directors approved with respect to director compensation. The board of directors believes the amendment to the formula grant mechanism is necessary in order to provide additional long-term incentives to our current non-employee directors, as well as to attract and retain the best available candidates for these positions in the future.

     For a summary of the 1996 stock incentive program, please see Proposal No.
2. The summary is qualified in its entirety by the specific language of the 1996 stock incentive program, a copy of which is available upon written request to the secretary of our company.

     For information about the issuance of option grants to directors, executive officers and all other employees under the 1996 stock incentive program, please see Proposal No. 2.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENT TO OUR 1996 STOCK INCENTIVE PROGRAM TO AMEND THE FORMULA GRANT MECHANISM FOR NON-EMPLOYEE DIRECTORS.

                                 PROPOSAL FOUR
                             STOCKHOLDER PROPOSAL

     We expect Calvert Asset Management Company, Inc., 4550 Montgomery Avenue, Bethesda, Maryland 20814, a holder of 627 shares of our common stock, to present the following resolution for adoption at the annual meeting (the "Proposal"), for the reasons stated. We recommend that you vote against the Proposal and ask you to read through our response, which follows the Proposal.

Proposal

     WHEREAS, TriQuint Semiconductor is a leading integrated circuit manufacturer, and competes in a global marketplace with companies that conform to international environmental, health and safety (EHS) standards.

     Leading semiconductor companies, though the International Technology Roadmap for Semiconductors (ITRS), have created such a guide for microchip manufacturers by detailing relevant EHS standards. Energy efficiency, water efficiency, hazardous chemical consumption, and waste reduction rank among the most important environmental indicators identified by the Roadmap. Conformance to S2 Safety Guidelines and S8 Ergonomic/ Human Factor Guidelines are similarly identified as crucial health and safety elements of manufacturing.

     TriQuint Semiconductor currently does not disclose any environment, safety and health data mentioned above. The company does not show environmental awareness through an environmental management system or environmental certification, nor does it publicly promote any health and safety policies or programs. The company makes no mention of energy and water efficiency, or hazardous chemical and waste reduction anywhere in its public documents.

     We believe that environment, health and safety data are important indicators, which reflect the overall state of TriQuint's business. Indeed, even the Semiconductor Industry Association (SIA), whose member companies comprise 90 percent of U.S. semiconductor production, has made the link between EHS disclosure and good business stewardship. We further believe that shareholders should be apprised of this data, as transparency ensures proper corporate governance and oversight.

     BE IT RESOLVED, THAT we request that TriQuint prepare a report at reasonable cost, which may exclude confidential information. This report shall be made available to shareholders and employees, within 6 months of the company's 2003 annual general meeting of shareholders and shall include:

     1. A table identifying the following environmental indicators, both in absolute amount and in production-adjusted or revenue-adjusted amounts:

       a. Energy Consumption
       b. Water Consumption
       c. Hazardous Chemical Consumption
       d. Chemical Waste Treatment/Disposal

     2. A summary of policies and initiatives to promote sound environmental management, including ISO 14001 certification, EPA partnerships, and voluntary programs.

     3. A description of policies and programs in place to ensure the health and safety of clean room workers, including S2 Safety Guidelines, S8 Ergonomic/Human Factor Guidelines, and efforts to mitigate the effects of handling hazardous chemicals during the manufacturing process.

Supporting Statement

     The report should disclose the company's energy consumption, water consumption, hazardous chemical consumption and chemical waste treatment/disposal if our current public disclosure of such environmental impact indicators are not adequate. The company should demonstrate environmental awareness through implementation of an environmental management system or environmental certification. The report should summarize the policies and initiatives to promote sound environmental management, including ISO 14001 certification, EPA partnerships and voluntary programs if our current public disclosures do not adequately inform the public of our commitment to good environmental stewardship. Finally, the report should discuss policies and programs in place to ensure the health and safety of our clean room workers and efforts to mitigate the effects of handling hazardous chemicals during the manufacturing process if our policies and programs do not adequately minimize environmental safety hazards to our workers.

Recommendation of the Board of Directors of TriQuint

     We believe the Proposal does not serve the best interests of our company or our stockholders and recommend a vote against it.

     We believe that implementation of the Proposal, though well-intentioned, would burden us and our stockholders with additional requirements and cost and that we would not realize any offsetting added benefit to the environment or stockholders. We are firmly committed to operating in an environmentally responsible, efficient and safe manner, and we are proud of our environmental stewardship to date. We recognize that concern for the quality of the environment warrants extraordinary efforts on the part of those in a position to protect and improve it. Accordingly, we have adopted and implemented policies which, in many respects, go beyond legal mandates. Moreover, our products, plants and production processes are updated, rebuilt, redesigned or replaced to produce less waste and be more energy efficient.

     Our environmental stewardship extends to responsibility for our products as well as to our employees. We are aware of the possible consequences of improper waste management and disposal and take our responsibilities to our customers and the planet seriously. We have made significant progress in this area and we see promise in our future product plans for making still more environmentally friendly products, including new technologies that will reduce hazardous waste and energy consumption.

     Today we are engaged in numerous initiatives that benefit the environment and the health concerns of our employees. For example, we have internal policies that promote quality and sound environmental management, our facilities are ISO 9000 and 9001 certified and we adhere to a variety of federal, state and local environmental rules and regulations. The proponent even noted our adherence to social responsibility and on December 12, 2002, sent us a letter of congratulations and included our company as part of the Calvert Social Index[TM].

     The Proposal would require, among other things, that we prepare and release a lengthy and complex report in six months. Members of management already have addressed the potential environmental impact of our operations as they and we deem appropriate in light of detailed knowledge of our operations, and we continue to evaluate environmental policy on an ongoing basis. We do not believe that the costly study and report proposed by the stockholder is necessary or appropriate. We have considered the Proposal, supporting statement and the additional obligations sought to be imposed on us, and do not believe any significant benefit to the environment, or to our stockholders or us, would result from this additional administrative effort and cost.

       THE BOARD OF DIRECTORS RECOMMENDS VOTING "AGAINST" THE PROPOSAL.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information regarding the beneficial ownership of our common stock as of April 2, 2003 by:

     o each stockholder known by us to beneficially own more than 5% of our common stock;

     o    each of our directors and director nominees;

     o each of our executive officers named in the summary compensation table on page 18; and

     o    all of our directors and executive officers as a group.

     Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the common stock listed.

                                                Number of    Number of                 Percent of
                                                 Shares       Shares    Total Shares     Shares
                                              Beneficially  Underlying  Beneficially  Beneficially
Beneficial Owners (1)                             Owned       Options       Owned     Owned (%) (2)
---------------------                         ------------  ----------  ------------  -------------
5% Stockholders:

Sawtek Inc. Employee Stock Ownership            8,306,231          --     8,306,231        6.24%
 and 401(k) Plan (3) (the "ESOP")
 c/o GreatBanc Trust Company
 1301 W. 22nd Street
 Oak Brook, IL 60523

Directors and Named Executive Officers:

Francisco Alvarez                                  31,495      37,440        68,935           *

Dr. Paul A. Gary                                   10,000     114,440       124,440           *

Charles Scott Gibson (4)                           18,600     189,000       207,600           *

Steven P. Miller (5)                            1,271,914      20,840     1,292,754           *

Nicolas Kauser                                      4,000     124,200       128,200           *

Ralph G. Quinsey                                   30,000          --        30,000           *

Dr. Walden C. Rhines (6)                            6,000     126,000       132,000           *

Steven J. Sharp (7)                               202,352     977,582     1,179,934           *

Edward F. Tuck                                     38,000     161,000       199,000           *

Willis C. Young (8)                                16,109      24,676        40,785           *

Thomas V. Cordner                                  34,523     209,420       243,943           *

Raymond A. Link (9)                                86,201     212,247       298,448           *

J. David Pye                                       50,105     198,272       248,377           *

Ronald R. Ruebusch                                 97,033     118,956       215,989           *

All directors and executive officers as a
 group (21 persons)                             2,159,183   3,353,865     5,513,048        4.14%

------------
*    Less than 1%

(1) The address of all directors and named executive officers is the address of our company: 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124.

(2) Applicable percentage of ownership is based on 133,198,418 shares of common stock outstanding as of April 2, 2003 together with applicable options for such stockholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after April 2, 2003 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3) GreatBanc Trust Company is the Trustee of the ESOP. The ESOP, through its Trustee, exercises sole dispositive and voting control over these shares, all of which are held by the ESOP as record owner. Includes 7,474,632 shares allocated to participants' accounts and 831,599 shares not yet allocated to participants' accounts. Each ESOP participant, with respect to certain matters, controls the voting of shares allocated to his or her account by instructing the Trustee how such shares shall be voted. The Trustee controls the voting of all unallocated shares.

(4)  Includes 18,600 shares held in trust by Mr. Gibson.

(5) Includes 378,605 shares held by Sawmill Investment, LP and 893,309 shares held by Via Capri Investment, LP both of which Mr. Miller is partner.

(6)  Includes 6,000 shares held by Dr. Rhines' wife.

(7)  Includes 13,600 shares held in a charitable trust by Mr. Sharp.

(8)  Includes 16,109 shares held in trust by Mr. Young.

(9)  Includes 45,572 shares held in the ESOP for Mr. Link.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information for 2002, 2001 and 2000 concerning compensation awarded to, earned by or paid to our named executive officers.

                          SUMMARY COMPENSATION TABLE

                                                                                 Long Term
                                                                                Compensation
                                                                                   Award
                                                                               -------------
                                                    Annual Compensation          Securities      All Other
             Name and                         ------------------------------     Underlying     Compensation
        Principal Position            Year     Salary ($)     Bonus ($) (1)     Options (#)       ($) (5)
------------------------------------------------------------------------------------------------------------
Ralph G. Quinsey (2)                  2002      148,590           25,000            500,000         68,464
 President and                        2001           --               --                 --             --
 Chief Executive Officer              2000           --               --                 --             --

Steven J. Sharp (3)                   2002      288,982               --             20,000            500
 Chairman of the Board                2001      178,797          143,433             20,000            500
                                      2000      300,000          142,503            120,000          1,000

Thomas V. Cordner                     2002      219,850               --             42,500            500
 Vice President, TriQuint Texas       2001      208,000           66,205             53,500            500
                                      2000      208,112           79,284             40,000          1,000

Raymond A. Link (4)                   2002      225,632               --             47,500         40,696
 Vice President, Finance and          2001      196,322            1,263            112,020        300,423
 Administration, Chief Financial      2000           --               --                 --             --
 Officer and Secretary

J. David Pye                          2002      249,309               --             37,500            500
 Vice President, TriQuint Oregon      2001      230,850           76,713             53,500            500
                                      2000      234,116           92,283             40,000          1,000

Ronald R. Ruebusch                    2002      209,415               --             37,500            500
 Vice President, TriQuint Oregon      2001      205,000           64,615             53,500            500
                                      2000      196,539           75,788             40,000          1,000

------------
(1) Represents payments under the company-wide profit sharing program and payments under the Key Employee Incentive Plan.

(2) Mr. Quinsey joined TriQuint in July 2002 as President and Chief Executive Officer. Included in all other compensation for Mr. Quinsey is $67,964 for moving and relocation costs. Mr. Quinsey received a $25,000 sign on bonus.

(3)  Mr. Sharp was President and Chief Executive Officer until July 2002.

(4) Mr. Link joined TriQuint in July 2001 upon the merger with Sawtek Inc. Prior to July 2001, Mr. Link was Chief Financial Officer at Sawtek Inc. Included in all other compensation for Mr. Link is a $40,196 contribution from the Sawtek Inc. Employee Stock Ownership and 401(k) Plan ("ESOP") in 2002, a contribution of $199,923 from the ESOP in 2001, and a payment of $100,000 for moving and relocation in 2001.

(5)  Includes matching contributions to the company 401(k) plan.

Stock Option Grants in 2002

     The following table sets forth information concerning stock option grants under the 1996 stock incentive program to each of the named executive officers during 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           Potential Realizable Value
                                                                                             At Assumed Annual Rates
                                                                                           of Stock Price Appreciation
                                              Individual Grants (1)                            for Option Term (2)
                            -----------------------------------------------------------    ---------------------------
                             Number of        Percent of
                            Securities      Total Options
                            Underlying        Granted to        Exercise
                              Options        Employees in        Price       Expiration
Name                          Granted      Fiscal Year (3)     Per Share        Date          5% ($)         10% ($)
----                        ----------     ---------------     ---------     ----------    -----------     -----------
Ralph G. Quinsey (4)         500,000             11.69%           $7.21       7/16/12      $2,267,165      $5,745,441
Steven J. Sharp (5)           20,000              0.47%            9.69       4/29/12         121,879         308,867
Thomas V. Cordner (6)         21,250              0.50%            9.69        7/1/12         129,497         328,171
Thomas V. Cordner (6)         21,250              0.50%            6.25        7/1/12          83,525         211,668
Raymond A. Link (6)           23,750              0.56%            9.69        7/1/12         144,732         366,779
Raymond A. Link (6)           23,750              0.56%            6.25        7/1/12          93,352         236,571
J. David Pye (6)              18,750              0.44%            9.69        7/1/12         114,262         289,563
J. David Pye (6)              18,750              0.44%            6.25        7/1/12          73,698         186,766
Ronald R. Ruebusch (6)        18,750              0.44%            9.69        7/1/12         114,262         289,563
Ronald R. Ruebusch (6)        18,750              0.44%            6.25        7/1/12          73,698         186,766

------------
(1) Options granted under the 1996 stock incentive program include both incentive stock options and nonqualified stock options. All option grants are subject to the discretion of the compensation committee of the board of directors.

(2) These calculations are based on certain assumed annual rates of appreciation as required by SEC rules and regulations governing the disclosure of executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. There can be no assurance that the gains reflected in this table will be achieved.

(3) In 2002, we granted options covering a total of 4,275,426 shares to our employees under the 1996 stock incentive program.

(4) Option vests 28% on July 16, 2003, then 2% monthly until fully vested on July 16, 2006.

(5) Option vests in equal monthly installments from June 1, 2002, through July 1, 2003.

(6) One-third of total option vests in equal monthly installments from June 1, 2003, through June 1, 2004; and two-thirds of total option vests in equal monthly installments from June 1, 2004, through June 1, 2005.

Stock Option Exercises and Holdings

     The following table provides information relating to option exercises by the executive officers identified in the Summary Compensation Table during 2002. In addition, it indicates the number and value of vested and unvested options held by these executive officers as of December 31, 2002.

     The "Value Realized" on option exercises is equal to the difference between the fair market value of our common stock on the date of exercise less the exercise price. The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is based on $4.24 per share, the closing sales price of our common stock in trading on the Nasdaq National Market on December 31, 2002, less the exercise price, multiplied by the aggregate number of shares subject to outstanding options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              Number of Securities              Value of Unexercised
                                                             Underlying Unexercised             In-the-Money Options
                           Shares                         Options at Fiscal Year-End (#)         at Fiscal Year-End ($)
                         Acquired on         Value        -----------------------------     -----------------------------
                        Exercise (#)     Realized ($)     Exercisable     Unexercisable     Exercisable     Unexercisable
                        ------------     ------------     ------------   --------------     ------------   --------------
Ralph G. Quinsey               --                --              --          500,000               --            --
Steven J. Sharp            75,000           565,725         877,574          220,008          608,870            --
Thomas V. Cordner              --                --         177,162          155,758           24,066            --
Raymond A. Link                --                --         196,116          154,774          119,280            --
J. David Pye                   --                --         166,022          150,750          134,621            --
Ronald R. Ruebusch         10,000            62,833         102,254          149,750           77,666            --

Equity Compensation Plan Information

     The following table provides information as of December 31, 2002 about our common stock that may be issued upon the exercise of options and rights granted to employees, consultants or members of our board of directors under all existing equity compensation plans including the 1987 Stock Incentive Program, the 1996 Stock Incentive Program, the 1998 Nonstatutory Stock Option Plan, the 1998 Employee Stock Purchase Plan, the Sawtek Inc. Second Stock Option Plan and the Sawtek Inc. Stock Option Plan for Acquired Companies:

                                                                                              Number of securities
                                                                                             remaining available for
                                           Number of securities                               future issuance under
                                             to be issued upon        Weighted average         equity compensation
                                                exercise of           exercise price of         plans (excluding
                                           outstanding options,     outstanding options,     securities reflected in
                                            warrants and rights      warrants and rights           column (a))
                                           --------------------     --------------------     -----------------------
Plan category                                       (a)                      (b)                       (c)
-------------                              --------------------     --------------------     -----------------------
Equity compensation plans approved by
 securityholders                                19,030,746 (1)            $15.00 (3)               7,208,674
Equity compensation plans not approved
 by securityholders                              1,644,642 (2)            $14.27                   1,533,959
Total                                           20,675,388                $14.94 (3)               8,742,633

------------
(1) Of these shares of common stock, 385,358 shares were subject to outstanding options under the 1987 Stock Incentive Program, 15,422,570 shares were subject to outstanding options under the 1996 Stock Incentive Program, 1,686,065 shares were subject to outstanding options under the Sawtek Inc. Second Stock Option Plan and 29,629 shares were subject to outstanding options under the Sawtek Inc. Stock Option Plan for Acquired Companies. In addition, there are 1,507,124 shares of our common stock reserved for future issuance under our 1998 Employee Stock Purchase Plan. The 1998 Employee Stock Purchase Plan provides for an automatic increase up to 2,400,000 shares in May of each year.

(2) Of the 1,533,959 shares of common stock available for future issuance under the 1998 Nonstatutory Stock Option Plan as of December 31, 2002, we granted 1,519,872 options to purchase our common stock in January 2003 to new employees from the acquisition of the Agere optoelectronics business.

(3) The weighted average exercise price excludes 1,507,124 shares in the 1998 Employee Stock Purchase Plan. We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 1998 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under the 1998 Employee Stock Purchase Plan. The 1998 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

1998 Nonstatutory Stock Option Plan

     In January 1998, the board of directors approved the 1998 Nonstatutory Stock Option Plan (the "1998 Plan"). The 1998 Plan was subsequently amended and restated in March 2002. The 1998 Plan has not been submitted to our stockholders for approval.

     The material terms of the 1998 Plan are summarized as follows:

Purpose

     The purposes of the 1998 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of our business.

Eligibility to Participate in the 1998 Plan

     Nonstatutory stock options may be granted to our consultants and our employees who are not officers or directors.

Number of Shares Covered by the 1998 Plan

     The board of directors initially reserved 500,000 shares of our common stock for issuance under the 1998 Plan. Our shares of common stock have split three times (3 for 2 stock split in July 1999, 2 for 1 in February 2000 and 2 for 1 in July 2000), thus producing an equivalent effect of a 6 for 1 stock split. Due to these stock splits, the shares of our common stock reserved for issuance under the 1998 Plan increased from 500,000 to 3,000,000 shares. In December 2002, the board of directors amended the 1998 Plan to increase the aggregate number of shares of common stock authorized for issuance by 1,000,000 due to the grant of stock options to our new employees from businesses that we acquired in 2002 and early 2003. As of April 2, 2003, options to acquire 821,399 shares were exercised, options to acquire 3,138,966 shares were outstanding and options to acquire 39,635 shares remain to be granted under the 1998 Plan, out of the 4,000,000 shares reserved for issuance.

Awards Permitted under the 1998 Plan

     The 1998 Plan authorizes the granting of nonstatutory stock options only.

Terms of Options

     The exercise price of an option may not be less than the fair market value of our common stock on the date of grant and the term of each option shall be stated in the stock option agreement. All of the options that are currently outstanding under the 1998 Plan vest and become exercisable over a four-year period beginning at the grant date. Payment of the exercise price may be made by cash, check, promissory note, cashless exercise, other shares of our common stock, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options may be made exercisable only under the conditions the board of directors or its appointed committee may establish. If an optionee's employment terminates for any reason, the option remains exercisable for a fixed period of three months or such longer period as may be fixed by the board of directors or its appointed committee up to the remainder of the option's term.

Capital Changes

     The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations, reclassification of the common stock or other changes in capitalization as described in the 1998 Plan.

Merger or Change of Control

     In the event of a merger of our company with or into another corporation, or the sale of substantially all of our assets, each outstanding option under the 1998 Plan must be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute for the option, the optionee will fully vest in and have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable.

Termination and Amendment

     The 1998 Plan provides that the board of directors may amend or terminate the 1998 Plan without stockholder approval, but no amendment or termination of the 1998 Plan or any award agreement may adversely affect any award previously granted under the 1998 Plan without the written consent of the optionee.

                             DIRECTOR COMPENSATION

     Directors who are employees of our company receive no additional or special remuneration for serving as directors. Each non-employee director currently receives, in addition to reimbursement for out-of-pocket expenses:

     o An annual retainer of $15,000, payable in four equal quarterly installments;

     o An annual fee of $3,000 for members of the audit committee or the compensation committee; and

     o An annual fee of $2,000 for the chairman of each of the audit committee, the compensation committee, and the nominating and governance committee.

     The 1996 stock incentive program provides for an automatic, one-time grant of an option to purchase 33,000 shares of common stock to each non-employee director, effective on the date of each such director's initial appointment or election. The exercise price per share of the option is equal to the fair market value of our common stock as of the date of grant, and the option vests at a rate of 28% on the first anniversary of the grant date and 2% per month thereafter so long as the optionee remains a director of our company.

     The 1996 stock incentive program also provides for an automatic, nondiscretionary annual grant, effective at each annual meeting of stockholders, of an option to purchase 10,000 shares (17,500 if Proposal No. 3 is approved) of common stock to each non-employee director who does not represent stockholders owning more than 1% of our outstanding common stock. All such options have an exercise price equal to the fair market value of our common stock as of the date of grant and vest at a rate of 25% six months after grant date and 12.5% per calendar quarter thereafter following the date of grant so long as the optionee remains a director of our company.

     The board of directors upon review of comparable company data and in light of the added governance responsibilities restructured the compensation in February 2003 to reflect the above compensation levels. The board of directors felt that compensation needed to reflect the responsibilities of committee assignments and chairmanships, not mere attendance at meetings, so it eliminated the per-meeting fees and structured compensation aimed at responsibility. In 2002, non-employee directors received an annual retainer of $9,000, a fee of $1,500 per board meeting attended in person, a fee of $500 per meeting attended by telephone, and a fee of $500 per committee meeting not held in conjunction with a board meeting. In addition, upon review of stock option data provided by the Radford Survey of 13 similar size semiconductor companies and a peer review of nine other companies, the board of directors increased the number of shares under an annual automatic grant mechanism for non-employee directors from an option to purchase 10,000 shares of common stock to an option to purchase 17,500 shares of common stock, subject to shareholder approval of Proposal No. 3.

            EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                        CHANGE-OF-CONTROL ARRANGEMENTS

Employment Contracts and Termination of Employment Arrangements

     In September 1991, under the terms of his acceptance of employment, Steven
J. Sharp, our chairman of the board of directors, entered into a letter agreement with us. In the event that we desire to terminate Mr. Sharp's employment, we must provide Mr. Sharp with one year's advance notice or, in lieu of such notice, a payment equal to one year's salary.

     In June 2002, under the terms of his acceptance of employment, Ralph G. Quinsey, our president and chief executive officer, entered into a letter agreement with us pursuant to which he was to receive an annual base salary of $330,200, subject to annual review, an annual target bonus of 50% of his base salary subject to compliance with performance against a corporate wide bonus plan and a stock option grant for 500,000 shares of our common stock (vesting 28% on first anniversary of option grant, then 2% monthly thereafter until fully vested), a moving and relocation allowance consistent with our corporate polices, with a tax equalization adjustment, and a signing bonus of $25,000. In the event that we desire to terminate Mr. Quinsey's employment without cause, we must provide Mr. Quinsey a lump sum payment equal to one year's compensation at Mr. Quinsey's then-current base salary and health and life benefits at company expense for 12 months. The agreement also provides for a change of control benefit of full vesting of 12 months' worth of unvested options in the event Mr. Quinsey is terminated without cause or resigns for good reason within 12 months of a change of control.

     In November 2002, we entered into an employment agreement with Raymond A. Link, our vice president of finance and administration, chief financial officer and secretary. Pursuant to the agreement, Mr. Link receives an annual base salary of $225,750, subject to annual review, an annual bonus consistent with our bonus programs and an annual option grant in accordance with our current guidelines. The agreement also provides for a change of control benefit of one year's base pay as a lump sum and full vesting of the 60,000 options granted to Mr. Link in July 2001 in the event of (i) a change of control or (ii) a merger of our company resulting in an ownership change of less than 50% and greater than 30% in which Mr. Link is not retained as the Chief Financial Officer of the surviving entity for a period of not less than one year.

Change-of-Control Arrangements

     In January 1995, the board approved an amendment to each stock option held by our then-current executive officers, and to each stock option granted to our future executive officers, as determined from time to time by the board of directors or a committee thereof, to provide that, in the event we experience a change of control, certain outstanding stock options held by each executive officer at the time of any such change of control, regardless of whether such stock options are then exercisable in accordance with their terms, shall become vested and exercisable as follows:

     1. The chief executive officer shall become immediately vested for those shares that would have otherwise become vested over the last twelve months of the options' vesting schedules.

     2. The chief financial officer shall become immediately vested for those shares that would otherwise have become vested over the last eight months of the options' vesting schedules.

     3. All other executive officers shall become immediately vested for those shares that would have otherwise become vested over the last four months of the options' vesting schedules.

     This arrangement is applicable to all stock options held by our current executive officers.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our compensation committee is responsible for determining salaries, incentives and other forms of compensation for directors and executive officers. Our compensation committee consists of Messrs. Gibson, Gary, Kauser and Rhines. Mr. Quinsey, our chief executive officer, participates in all discussions and decisions regarding salaries and incentive compensation for all of our executive officers, except during discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of our compensation committee and any member of any other company's board of directors or compensation committee.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this board compensation committee report on executive compensation shall not be deemed "filed" with the Commission or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

     The compensation committee reviews and approves TriQuint's executive compensation policies. The compensation committee operates under a written charter adopted by the board of directors in September 2002 which is attached hereto as Annex B. The following is the report of the compensation committee describing compensation policies and the rationale applicable to the compensation paid to TriQuint's executive officers for fiscal 2002.

Compensation Philosophy and Policies for Executive Officers

     TriQuint's executive compensation program is designed to align the interests of executives with the interest of the stockholders by creating a performance-oriented environment that rewards performance related to the goals of TriQuint. TriQuint's executive compensation program is also designed to attract and retain qualified executives in the highly competitive high technology marketplace in which TriQuint competes. In this regard, the levels of executive compensation established by the compensation committee are designed to be consistent with those available to other executives in the industry. TriQuint's executive compensation program consists primarily of the following integrated components:

     1. Base Salary -- which is designed to compensate executives competitively within the industry and the marketplace;

     2. Quarterly Profit Sharing -- which provides a direct link between executive compensation and the quarterly performance of TriQuint;

     3. Key Employee Incentive Plan -- which provides a direct link between executive compensation and the quarterly and annual performance of TriQuint; and

     4. Long Term Incentives -- which consist of stock options that link management decision making with TriQuint's long-term performance and stockholder interests.

     The compensation committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to TriQuint's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the named executive officers, unless compensation is performance-based. In general, it is the compensation committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

Base Salaries

     Base salary levels for the chief executive officer and other executive officers of TriQuint are reviewed annually by the compensation committee. The compensation committee's current policy is to maintain base salary levels in the second quartile for the industry when compared with those of executives holding similar positions with other companies in the high technology and semiconductor industries that are similar in size to TriQuint. Certain companies included in the peer group index of the stock performance graph are also included in surveys reviewed by TriQuint in determining salary levels for the chief executive officer and other executive officers of TriQuint. The compensation committee and full board of directors set the base salary for Mr. Quinsey on his date of hire in July 2002 at $330,200 per year subject to annual review. The compensation committee will review Mr. Quinsey's compensation as part of his annual review after he has been with TriQuint for approximately one year.

Quarterly Profit Sharing

     All employees participate in TriQuint's profit sharing program. Profit sharing is paid quarterly and equals a percentage of the employees' quarterly W-2 income. The profit sharing pool is equal to 10% of adjusted operating income. For all employees employed in the United States, one half of the profit sharing amount is paid quarterly in cash, with the other half paid as an employer contribution to each eligible employee's 401(k) account. Only employees who are employees the entire quarter receive profit sharing amounts. There were no profit sharing payments to any employee or officer from this program in 2002 and substantially all of the payments listed in the summary compensation table for 2001 were amounts earned based on the financial results for 2000, but the actual payment was made in 2001.

Officer and Key Employee Incentive Plan

     In February 2003, the compensation committee of the board of directors approved the officer and key employee incentive plan for 2003. Participants must be employed full-time by TriQuint during the year to be eligible for a bonus. The bonus is based on actual versus budget operating income adjusted for certain one-time gains and charges. The bonuses vary with the level of achievement of budgeted operating income. There were no payments in 2001 and 2002 to any officer or employee pursuant to the bonus program.

Long-Term Incentives

     TriQuint provides its executives, including the chief executive officer, long-term incentives through the grant of stock options under its 1996 stock incentive program. The purpose of the 1996 stock incentive program is to create a direct link between compensation and the long-term performance of TriQuint. Stock options under this program are generally granted at an exercise price equaling 100% of fair market value, have a ten-year term and generally vest in installments over four years. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of TriQuint's common stock, this portion of the executives' compensation is directly aligned with an increase in stockholder value. The primary stock options granted to executive officers are generally in conjunction with each executive officer's acceptance of employment with TriQuint, or upon promotion to executive officer. When determining the number of stock options to be awarded to an executive officer, the compensation committee considers (i) the executive's current contribution to TriQuint's performance, (ii) the executive's anticipated contribution in meeting TriQuint's long-term strategic performance goals and (iii) comparisons to an internally generated informal survey of executive stock option grants made by other high technology and semiconductor companies at a similar stage of development as TriQuint. Individual considerations, such as the executive's current and anticipated contributions to TriQuint's performance, may be more subjective and less measurable by financial results at the corporate level. In this respect, the compensation committee exercises significant judgment in measuring the contribution or anticipated contribution to TriQuint's performance. The compensation committee also periodically reviews the stock options granted to insure equitable distribution of such options among the officers.

Other

     TriQuint's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including TriQuint's employee stock purchase plan.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. Charles Scott Gibson -- Chairman
Dr. Paul Gary
Mr. Nicolas Kauser
Dr. Walden C. Rhines

                       REPORT OF THE AUDIT COMMITTEE OF
                            THE BOARD OF DIRECTORS

     Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the audit committee of the board of directors shall not be deemed "filed" with the Commission or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

     The audit committee currently consists of three non-employee, independent directors: Willis C. Young, Paul Gary and Edward Tuck. The audit committee evaluates audit performance, manages relations with our independent accountants and evaluates policies and procedures relating to internal accounting functions and controls. The board of directors has adopted a written charter for the audit committee which details the responsibilities of the audit committee and is attached hereto as Annex C. This report relates to the activities undertaken by the audit committee in fulfilling such responsibilities.

     On July 30, 2002, the Sarbanes-Oxley Act was signed into law. In September 2002, the committee met with representatives of management, legal counsel and our independent accountants to further understand the provisions of the Sarbanes-Oxley Act. We also reviewed processes that already are in place as well as those that will be implemented to comply with the requirements of the Sarbanes-Oxley Act as they become effective.

     The audit committee members are not active professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent accountants. The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002. This review included a discussion of the quality and the acceptability of the financial reporting and controls, including the clarity of disclosures in the financial statements.

     The audit committee also reviewed with KPMG LLP, the company's independent accountants, who are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality and the acceptability of our financial reporting and such other matters required to be discussed with the audit committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, as amended. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Statement No.
1. The audit committee discussed with KPMG LLP their independence from management and TriQuint, including the matters in their written disclosures required by Independence Standards Board Statement No. 1.

     The audit committee further discussed with our independent accountants the overall scope and plans for their audits. The audit committee meets periodically with the independent accountants, with and without management present, to discuss the results of the independent accountants' evaluations of our internal controls, and the overall quality of our financial reporting.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. Willis C. Young -- Chairman
Dr. Paul Gary
Mr. Edward Tuck

                            INDEPENDENT ACCOUNTANTS

     The audit committee of the board of directors has selected KPMG LLP, independent accountants, to audit our financial statements for the fiscal year ending December 31, 2003. We expect that a representative of KPMG LLP will be present at the annual meeting and will be available to answer any appropriate questions.

Audit Fees

     Audit fees billed to us by KPMG LLP totaled $433,125 for the audit of our consolidated annual financial statements for the fiscal year 2002 included in our Annual Report on Form 10-K and review of the financial statements included in our quarterly reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees

     We did not engage KPMG LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees

     Fees billed to us by KPMG LLP during fiscal 2002 for all other services totaled $199,515, which includes $188,015 for tax related services and $11,500 for audits of financial statements of certain employee benefit plans. Before selecting KPMG LLP, the audit committee carefully considered KPMG LLP's qualifications as independent accountants. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee's review also included matters to be considered under the SEC's Rules of Auditor Independence, including the nature and extent of non-audit services, to ensure that the accountants' independence will not be impaired. The audit committee expressed its satisfaction with KPMG LLP in all of these respects. The audit committee of our board of directors has determined that the provision of services by KPMG LLP other than for audit related services is compatible with maintaining the independence of KPMG LLP as our independent accountants.

                               PERFORMANCE GRAPH

     Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed "filed" with the Commission or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of our common stock with the cumulative return of the Nasdaq U.S. Index and the SIC Code 3674 -- Semiconductors and Related Devices Index for the period commencing December 31, 1997 and ending on December 31, 2002.

                           TOTAL SHAREHOLDER RETURNS

       [DATA BELOW IS REPRESENTED BY A LINE CHART IN THE ORIGINAL REPORT]

                                 Base               Years Ending
                                 Period
Company Name / Index              Dec97   Dec98   Dec99    Dec00   Dec01   Dec02
------------------------------- ------------------------------------------------
TRIQUINT SEMICONDUCTOR INC     -   100    95.06  824.07  1294.44  363.26  125.63
NASDAQ U.S. INDEX                  100   140.99  261.48   157.42  124.89   86.33
PEER GROUP                         100   155.44  310.15   247.62  217.15  103.17

     No cash dividends have been declared or paid on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     The peer group index used, SIC Code 3674 -- Semiconductors and Related Devices, utilizes the same methods of presentation and assumptions for the total return calculation as our company and the Nasdaq U.S. Index. All companies in the peer group index are weighted in accordance with their market capitalizations.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 2002, we believe that, except as described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person's immediate family, had or will have a direct or indirect material interest, other than the compensation agreements described in "Executive Compensation and Other Matters." We intend that any such future transactions will be approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors, and will be on terms no less favorable to our company than could be obtained from unaffiliated third parties. Steven P. Miller, one of our directors, is the Chairman of the Board of Directors of Xytrans, Inc. In 2002, we made an equity investment in Xytrans in the amount of approximately $700,000 and have a total investment in Xytrans of approximately $1.7 million. In addition, in 2002, we sold products to Xytrans totaling approximately $250,000. We believe that our transactions with Xytrans were on terms no more favorable than those with unrelated parties. Edward F. Tuck, one of our directors, is the Chairman of the Board of Directors and Chief Executive Officer of Wavestream Corporation. In 2002, we made an equity investment in Wavestream in the amount of approximately $266,000 and we have a total investment of approximately $276,000. We believe that our transaction with Wavestream was on terms no more favorable than those with unrelated parties. In 2002, we provided Mr. Ralph G. Quinsey with a relocation and moving package of approximately $67,964 and provided Mr. Link with an apartment with rent of approximately $9,060. In 2001, we provided Mr. Link with a relocation and moving package of approximately $100,000 plus rental on an apartment totaling approximately $3,775.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we have received, or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2002 all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the SEC. If you intend to present a proposal at our 2004 annual meeting of stockholders, the proposal must be received by us no later than December 17, 2003 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     If you intend to present a proposal at our 2004 annual meeting and the proposal is not intended to be included in our proxy statement relating to that meeting, you must give us advance notice of such proposal in accordance with our bylaws. Pursuant to our bylaws, in order for a stockholder proposal to be deemed properly presented under such circumstances, a stockholder must deliver notice of such proposal to our corporate secretary at our principal executive offices no later than the close of business on December 17, 2003. However, if the date of the 2004 annual meeting is more than 30 days before May 21, 2004, the first anniversary of this year's annual meeting, stockholders must give us notice of any stockholder proposals within a reasonable time before the mailing date of the proxy statement. If a stockholder does not provide us with notice of a stockholder proposal in accordance with the deadlines described above, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

     The SEC rules establish a different deadline with respect to discretionary voting (the "Discretionary Vote Deadline") for stockholder proposals that are not intended to be included in a company's proxy statement. The Discretionary Vote Deadline for our 2004 annual meeting is March 1, 2004, which is 45 calendar days prior to the anniversary of the mailing date of this proxy statement. If a stockholder gives notice of a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2004 annual meeting. Because the stockholder proposal deadline provided for in our bylaws cannot be determined until we publicly announce the date for our 2004 annual meeting, it is possible that the bylaw deadline may occur after the Discretionary Vote Deadline. In such a case, a stockholder proposal received after the Discretionary Vote Deadline but before the bylaw deadline would be eligible to be presented at the next year's annual meeting, but we believe that our proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

                                 OTHER MATTERS

     We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

                                        THE BOARD OF DIRECTORS OF
                                        TRIQUINT SEMICONDUCTOR, INC.

                                                                        ANNEX A

                         TRIQUINT SEMICONDUCTOR, INC.
                  NOMINATING AND GOVERNANCE COMMITTEE CHARTER
                         (Adopted September 25, 2002)

PURPOSE:

     The purpose of the Nominating and Governance Committee of the Board of Directors (the "Board") of TriQuint Semiconductor, Inc. (the "Company") is to ensure that the Board is properly constituted to meet its fiduciary obligations to stockholders and the Company and that the Company has and follows appropriate governance standards. To carry out this purpose, the Nominating and Governance Committee shall: (1) assist the Board by identifying prospective director nominees and to recommend to the Board the director nominees for the next annual meeting of stockholders; (2) develop and recommend to the Board the governance principles applicable to the Company; (3) oversee the evaluation of the Board and management; and (4) recommend to the Board director nominees for each committee.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

     o The Nominating and Governance Committee shall be comprised of no fewer than three members.

     o The members of the Nominating and Governance Committee shall meet the independence requirements of The Nasdaq Stock Market.

     o The members of the Nominating and Governance Committee shall be appointed and replaced by the Board.

COMMITTEE RESPONSIBILITIES AND AUTHORITY:

     o Evaluate the current composition, organization and governance of the Board and its committees, determine future requirements and make recommendations to the Board for approval.

     o Determine on an annual basis desired Board qualifications, expertise and characteristics and conduct searches for potential Board members with corresponding attributes. Evaluate and propose nominees for election to the Board. In performing these tasks, the Nominating and Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates.

     o Ensure that independent members of the Board convene executive sessions regularly.

     o Review the appropriateness of each Board member's continued service every three years.

     o Oversee the Board performance evaluation process including conducting surveys of director observations, suggestions and preferences.

     o    Form and delegate authority to subcommittees when appropriate.

     o Evaluate and make recommendations to the Board concerning the appointment of directors to Board committees, the selection of Board committee chairs and proposal of the Board slate for election. Consider stockholder nominees for election to the Board.

     o Evaluate and recommend termination of membership of individual directors in accordance with the Board's governance principles, for cause or for other appropriate reasons.

     o Review, approve and monitor the Company's code of ethics for senior financial officers.

     o Conduct an annual review on succession planning, report its findings and recommendations to the Board, and work with the Board in evaluating potential successors to executive management positions.

     o    Coordinate and approve Board and committee meeting schedules.

     o Maintain minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

     o    Make regular reports to the Board.

     o Review and re-examine this Charter annually and make recommendations to the Board for any proposed changes.

     o    Annually review and evaluate its own performance.

     o In performing its responsibilities, the Nominating and Governance Committee shall have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors.

     o Review the independence of the Board and the Chief Executive Officer and Chief Financial Officer.

                                                                        ANNEX B

                         TRIQUINT SEMICONDUCTOR, INC.
                        COMPENSATION COMMITTEE CHARTER
                         (Adopted September 25, 2002)

Purpose

     The purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of TriQuint Semiconductor, Inc. (the "Company") shall be to discharge the Board's responsibilities relating to compensation of the Company's executive officers. The Committee has overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company.

     The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company's proxy statement.

     The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.


Membership and Organization

     The Committee will be appointed by and will serve at the discretion of the Board. The Committee shall consist of no fewer than two members. The members of the Committee shall meet the (i) independence requirements of the listing standards of The Nasdaq Stock Market, (ii) non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     The members of the Committee will be appointed by the Board. Committee members will serve at the discretion of the Board.

     The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

Responsibilities and Authority

     1. The Committee shall annually review and approve for the Chairman, the Chief Executive Officer and President and the executive officers of the
Company: (a) the annual base salary, (b) the annual incentive bonus, including the specific goals and amount, (c) equity compensation, (d) employment agreements, severance arrangements and change in control agreements/provisions, and (e) any other benefits, compensation or arrangements.

     2. The Committee may make recommendations to the Board with respect to incentive compensation plans.

     3. The Committee shall approve at least annually a matrix for grants pursuant to the Company's incentive compensation plans for newly-hired non-executive employees and shall delegate to the Company's Chief Executive Officer and Chief Financial Officer the authority to make such grants in accordance with such matrix.

     4. The Committee may form and delegate authority to subcommittees when appropriate.

     5. The Committee shall make regular reports to the Board.

     6. The Committee shall review and reassess the Committee's charter, structure, processes and membership requirements at least annually and submit any recommended changes to the Board for its consideration.

     7. The Committee shall annually review its own performance.

     8. The Committee shall have the sole authority to retain and terminate any compensation consultant to be used by the Company to assist in the evaluation of Chief Executive Officer or executive officer compensation and shall have sole authority to approve the consultant's fees and other retention terms.

     9. The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

                                                                        ANNEX C

                         TRIQUINT SEMICONDUCTOR, INC.
                            AUDIT COMMITTEE CHARTER
                         (Adopted as of June 5, 2000)
                         (Amended September 25, 2002)

Purpose

     The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of TriQuint Semiconductor, Inc. (the "Company") in fulfilling the Board's oversight of the Company's compliance with legal and regulatory requirements, the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence, qualification and performance of the Company's outside auditor and to prepare the report that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement.

     In the exercise of its oversight, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain under the oversight of management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the Delaware General Corporation Law (the "Delaware Law"). Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Delaware Law to rely, in discharging their oversight role, on the records of the Company and on other information presented to the Committee, the Board or the Company by its officers or employees or by outside experts such as the outside auditor. It is acknowledged that all of the areas of oversight listed below may not be relevant to all of the matters and tasks that the Committee may consider and act upon from time to time, and the members of the Committee in their judgment may determine the relevance thereof and the attention such items will receive in any particular context.

Membership

     The Committee shall consist of three to five members of the Board as determined from time to time. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Members of the Committee member shall satisfy the following criteria (as well as any criteria required by the SEC):

     1. Each member will be an independent director, as defined in (i) NASDAQ Rule 4200, (ii) the rules of the SEC and (iii) the Sarbanes-Oxley Act of 2002;

     2. Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

     3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

Committee Organization, Procedures and Reports

     1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in her or his absence, a member designated by the Chair) shall preside at all meetings of the Committee.

     2. The Committee shall meet at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

     3. The Committee may include in its meetings members of the Company's financial management, representatives of the outside auditor, any senior internal audit manager and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may also meet privately with management, as it deems appropriate.

     4. The Committee will maintain minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

     5. The Committee shall review and reassess the Committee's charter, structure, processes and membership requirements at least annually and submit any recommended changes to the Board for its consideration.

     6. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.

     7. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the SEC.

Oversight

   Outside Auditor

     1. The outside auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statements and related services. The Committee shall review and oversee the independence and performance of and select the outside auditor and shall annually appoint the outside auditor and recommend to the Board the nomination of the outside auditor for stockholder approval at any meeting of stockholders and approve the fees to be paid to the outside auditor, and any other terms of the engagement of the outside auditor.

     2. The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall discuss with the outside auditor any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's independence.

     3. The Committee shall pre-approve audit and non-audit services provided to the Company by the outside auditor (or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Committee shall have the sole authority to approve the hiring and firing of the outside auditor, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the outside auditor.

     4. The Committee shall review the outside auditor's peer review conducted every three years.

     5. The Committee shall review the reports submitted to the Committee by the outside auditor in accordance with the applicable SEC requirements.

   Annual Audit

     1. The Committee shall meet with the outside auditor and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

     2. The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

     3. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the annual audit.

     4. The Committee shall, based on the review and discussions in paragraphs 7 and 8 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 5 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

     5. The Committee shall conduct a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the outside auditor.

   Quarterly Review

     1. The Committee shall direct the outside auditor to review the interim financial statements to be included in any Quarterly Report on Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the SEC and in accordance with Statement on Auditing Standards No. 71, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor the results of the quarterly reviews including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair or Acting Chair may represent the entire Committee for purposes of this discussion.

     2. The Committee shall review before release the unaudited quarterly operating results in the Company's quarterly earnings release.

   Internal Controls

     1. The Committee shall review on a continuing basis the adequacy and effectiveness of the accounting and financial controls of the Company and consider any recommendations for improvement of such internal control procedures. Such review shall include meeting periodically with the outside auditor, management and any senior internal audit manager to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under the rules of the SEC to be contained in the Company's periodic filings and the attestations or reports by the outside auditor relating to such disclosure.

     2. The Committee shall discuss with the outside auditor and with management any significant management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit.

     3. The Committee shall establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

   Miscellaneous

     1. The Committee shall review legal and regulatory matters that may have a material impact on the financial statements and related compliance policies and programs.

     2. The Committee shall review and approve in advance any proposed related party transactions.

     3. The Committee shall obtain, as appropriate, advice and assistance from outside legal, accounting or other advisors.

     4. The Committee shall, if necessary, institute special investigations with full access to all books, records, facilities and personnel of the Company.

     5. The Committee shall provide oversight and review at least annually of the Company's risk management policies, including its investment policies.

     6. The Committee shall oversee compliance with the requirements of the SEC for disclosure of auditor's services and audit committee members, member qualifications and activities.

     7. The Committee shall annually review and evaluate its own performance.

Compensation

     Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

     Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.


Delegation of Authority

     The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its scheduled meetings.

                                   Exhibit I

                         TRIQUINT SEMICONDUCTOR, INC.
                         1996 STOCK INCENTIVE PROGRAM
                   (AS AMENDED AND EFFECTIVE FEBRUARY 2003)

1. Purposes of the Program. The purposes of this Stock Incentive Program are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees, Consultants and certain Outside Directors of the Company and to promote the success of the Company's business.

     Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement. The Program also provides for automatic grants of Nonstatutory Stock Options to Outside Directors who are neither representatives nor employees or stockholders owning more than one percent (1%) of the outstanding shares of the Company.

2.   Definitions. As used herein, the following definitions shall apply:

     (a) "Administrator" shall mean the Board or any of its Committees as shall be administering the Program, in accordance with Section 4 of the Program.

     (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

     (c)  "Board" shall mean the Board of Directors of the Company.

     (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (e)  "Common Stock" shall mean the Common Stock of the Company.

     (f) "Company" shall mean TriQuint Semiconductor, Inc., a Delaware corporation.

     (g) "Committee" shall mean a Committee appointed by the Board of Directors in accordance with Section 4 of the Program.

     (h) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services; provided that the term Consultant shall not include directors who are not compensated for their services; or are paid only a director's fee by the Company.

     (i)  "Director" shall mean a member of the Board.

     (j) "Continuous Status as an Employee, Consultant or Outside Director" shall mean the absence of any interruption or termination of service as an Employee, Consultant or Outside Director. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     (k) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (m) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (n) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.


                                  Exhibit I-1

     (o) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (p)  "Option" shall mean a stock option granted pursuant to the Program.

     (q)  "Optioned Stock" shall mean the Common Stock subject to an Option.

     (r) "Optionee" shall mean an Employee, Consultant or Outside Director who holds an outstanding Option.

     (s) "Outside Director" shall mean a member of the Board of Directors of the Company who is not an Employee.

     (t) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (u)  "Program" shall mean this 1996 Stock Incentive Program.

     (v) "Rule 16b-3" shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Program.

     (w) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 10 of the Program.

     (x) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Program. Subject to the provisions of Section 10 of the Program, the maximum aggregate number of shares under the Program is 31,050,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Program shall have been terminated, become available for future grant under the Program. Notwithstanding the above, however, if Shares are issued upon exercise of an Option and later repurchased by the Company, such Shares shall not become available for future grant or sale under the Program.

4.   Administration of the Program.

     (a)  Procedure.

          (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

          (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

     (b) Power of the Administrator. Subject to the provisions of the Program, the Administrator shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with
          Section 7 of the Program, the fair market value of the Common Stock;
          (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with
          Section 7 of the Program; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option (except with respect to automatic Option grants made to certain Outside Directors); (v) to interpret the Program; (vi) to prescribe, amend and rescind rules and regulations relating to the Program;


                                  Exhibit I-2

          (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Administrator; (ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld; (x) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; provided, however, that the Administrator must seek the prior consent of the Board of Directors and stockholders of the Company to effect such action; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Program. However, with respect to Options granted to certain Outside Directors pursuant to Section 8(b)(ii) hereof, the Administrator shall exercise no discretion and such awards shall be administered solely according to their terms.

     (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options granted under the Program.

5.   Eligibility.

     (a) Options may be granted to Employees and Consultants; Options may also be granted to Outside Directors who are neither employees nor representatives of stockholders owning more than one percent (1%) of the outstanding shares of the Company. However, (i) Incentive Stock Options may be granted only to Employees, and (ii) Options may only be granted to Outside Directors who are neither employees nor representatives of stockholders owning more than one percent (1%) of the outstanding shares of the Company in accordance with the provisions of Section 8(b)(ii) hereof. An Employee, Consultant or Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     (b) To the extent that the aggregate fair market value of Shares subject to an Optionee's incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans or programs of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this
          Section 5(b), incentive stock options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time of grant.

     (c) Neither the Program nor any Option shall confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time with or without cause.

     (d) The following limitations shall apply to grants of Options under the Program (defined below):

          (i) The President of the Company shall not be granted, in any fiscal year of the Company, options to purchase more than 1,500,000 Shares, and no other Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 750,000 Shares.

          (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 10.

          (iii) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 10), the canceled Option will be counted against the limit set forth in Section (i) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

          (iv) The foregoing limitations set forth in this Section 5(d) are intended to satisfy the requirements applicable to Options intended to qualify as "performance-based compensation" (within the meaning of Section 162(m) of the Code). In the event the Administrator determines that such limitations are not required to qualify Options as performance-based compensation, the Administrator may modify or eliminate such limitations.


                                  Exhibit I-3

6. Term of Program. The Program shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by vote of the stockholders of the Company as described in Section 16 of the Program. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Program.

7.   Exercise Price and Consideration of Shares.

     (a) The per Share exercise price for the Shares to be issued pursuant to exercise of a Nonstatutory Stock Option shall be such price as is determined by the Administrator, but in no event shall it be (i) less than 100% of the fair market value per Share on the date of grant and
          (ii) in the case of an Incentive Stock Option, not less than 100% of the fair market value per Share on the date of grant. In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

     (b) The fair market value shall be determined by the Administrator; provided, however, in the event that the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the trading day that is the time of determination (or if such time of determination does not occur on a trading day, the last trading day prior to the time of determination), as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or in the event that the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable.

     (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of:

          (i)   cash,

          (ii)  check,

          (iii) promissory note,

          (iv) other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised,

          (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or

          (vi) any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law.

          In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

          However, with respect to Options granted to certain Outside Directors pursuant to Section 8(b)(ii) hereof, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist entirely of:

          (i)  cash,

          (ii) check,


                                  Exhibit I-4

          (iii) other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised,

          (iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or

          (iv)  any combination of such methods of payment.

8.   Options.

     (a) Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement in the form attached hereto as Exhibit A. The term of each Option that is not an Incentive Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement in the form attached hereto as Exhibit B-1 or B-2. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Incentive Stock Option Agreement, or (b) if the Option is not an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement. However, with respect to Options granted to certain Outside Directors pursuant to Section 8(b)(ii) hereof the term shall be as stated in such Section.

     (b)  Exercise of Option.

          (i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder, except for Options granted to certain Outside Directors in accordance with Section 8(b)(ii) below, shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and shall be permissible under the terms of the Program.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company either by a signed writing or electronic transmission in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 7(c) of the Program. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, which issuance shall be made as soon as is practicable, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Program.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Program and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (ii) Automatic Option Grants to Certain Outside Directors. The provisions set forth in this Section 8(b)(ii) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 as amended, or the rules or regulations promul-


                                  Exhibit I-5
               gated thereunder. All grants of Options to Outside Directors under this Program shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

               (A) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Program shall be construed to prevent an Outside Director from declining to receive an Option under this Program.

               (B) On the date of each annual meeting of the Company's stockholders, each person who is then an Outside Director (including any person who first becomes an Outside Director as of such date) and who is not a representative of stockholders owning more than one percent (1%) of the outstanding shares of the Company shall automatically receive an Option to purchase 17,500 Shares (the "Complete Annual Grant").

               (C) Each Outside Director who is not a representative of stockholders owning more than one percent (1%) of the outstanding shares of the Company and who first becomes an Outside Director as of a date other than the date of an annual meeting of the Company's stockholders shall automatically receive, upon such date, an Option (the "Partial Annual Grant" and collectively with the Complete Annual Grant, the "Annual Grants") to purchase that number of Shares obtained by multiplying 17,500 by a fraction, the numerator of which is the difference obtained by subtracting from 12 the number of whole calendar months that have elapsed since the date of the previous annual meeting of the Company's stockholders and the denominator of which is 12.

               (D) Upon such person's election or appointment as an Outside Director, each person who becomes an Outside Director shall automatically receive an Option (the Initial Grant") to purchase 33,000 Shares; provided, however that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive such automatic grant.

               (E) Immediately following the 1999 Annual Meeting of Stockholders upon the approval of a related proposal at such meeting, each person who is then an Outside Director (including any person who first becomes an Outside Director as of such date) and who is not a representative of stockholders owning more than one percent (1%) of the outstanding shares of the Company shall automatically receive an Option to purchase 72,000 Shares (the "One-Time Grant").

               (F) The terms of an Option granted pursuant to this Section 8(b)(ii) shall be as follows:

                    (1) the term of the Annual Grants shall be five (5) years and the term of the Initial Grants and the One-Time Grants shall be 10 years;

                    (2) except as provided in Sections 8(b)(iii) and 8(b)(iv) of this Program, the Option shall be exercisable only while the Outside Director remains a director;

                    (3) the exercise price per share of Common Stock shall be 100% of the fair market value on the date of grant of the Option, provided that, with respect to the Options granted on the date on which the Company's registration statement on Form S-1 (or any successor form thereof) is declared effective by the Securities and Exchange Commission, the fair market value of the Common Stock shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended;

                    (4) the Annual Grants shall become exercisable in installments cumulatively with respect to twenty-five percent (25%) of the Optioned Stock six months after the date of grant and as to an additional twelve and one-half percent (12.5%) of the Optioned Stock each calendar quarter thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable two years after the date of grant; provided, however, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Program.


                                  Exhibit I-6

                    (5) the One-Time Grants and the Initial Grants shall become exercisable in installments cumulatively with respect to twenty-eight percent (28%) of the Optioned Stock one year after the date of grant and as to an additional two percent (2%) of the Optioned Stock each calendar month thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable four years after the date of grant.

          (iii) Termination of Status as an Employee, Consultant or Outside Director. In the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director, such Optionee may, but only within three (3) months (or, for Options not granted pursuant to Section 8(b)(ii) hereof, for such other period of time, not exceeding three (3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it as of the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

          (iv)  Disability of Optionee. Notwithstanding the provisions of
                Section 8(b)(iii) above, in the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may, but only within six (6) months (or, for Options not granted pursuant to Section 8(b)(ii) hereof, for such other period of time not exceeding twelve (12) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

          (v)   Death of Optionee. In the event of the death of an Optionee:

               (A) during the term of the Option, where the Optionee is at the time of his or her death an Employee, Consultant or Outside Director of the Company and where such Optionee shall have been in Continuous Status as an Employee, Consultant or Outside Director since the date of grant of the Option, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that he and she was entitled to exercise it at the date of death; or

               (B) within three (3) months after the termination of Continuous Status as an Employee, Consultant or Outside Director for any reason other than for cause or a voluntary termination initiated by the Optionee, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

          (vi) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made; provided, however, that the Administrator shall not offer to buy out any Options granted pursuant to
                Section 8(b)(ii) of the Program.

9. Non-Transferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian, legal representative or permitted transferees. Except as specified below, no Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. At the sole discretion of the Administrator, and subject to such terms and conditions as the Administrator deems advisable, the Administrator may allow, by means of a writing to the Optionee, for all


                                  Exhibit I-7
     or part of a vested NonStatutory Stock Option to be assigned or transferred, including by means of sale, during an Optionee's lifetime to a member of the Optionee's immediate family or to a trust, LLC or partnership for the benefit of any one or more members of such Optionee's immediate family. "Immediate family" as used herein means the spouse, lineal descendants, father, mother, brothers and sisters of the Optionee. In such case, the transferee shall receive and hold the Option subject to the provisions of this Section 9, and there shall be no further assignation or transfer of the Option. The terms of Options granted hereunder shall be binding upon the transferees, purchasers, executors, administrators, heirs, successors and assigns of the Optionee.

10. Adjustments Upon Changes In Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Program but as to which no Options have yet been granted or which have been returned to the Program upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the holder of an Option at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

     In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including as to Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. Provided, however, that notwithstanding any other provision of this Program, Options granted pursuant to Section 8(b)(ii) hereof shall, in the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the Company's assets, be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation; provided, further, however, that in the event the successor corporation or a parent or subsidiary of such successor corporation refuses to so assume or substitute such options, such options shall become fully vested and exercisable including as to Shares as to which such options would not otherwise be exercisable. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or asset sale, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or asset sale, the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.


                                  Exhibit I-8

11. Time of Granting Options. The date of grant of an Option shall be the date on which the Administrator makes the determination granting such Option, except with respect to the date of grant of Options to certain Outside Directors, which is set by the terms of the Program. Notice of the determination shall be given to each Employee or Consultant to whom an Option is granted within a reasonable time after the date of such grant.

12.  Amendment and Termination of the Program.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Program.

     (b) Stockholder Approval. The Company shall obtain stockholder approval of any Program amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation. In addition, should the Administrator determine that it is appropriate to reduce the exercise price of any Option pursuant to Section 4(b)(xi) of the Plan, the Administrator shall seek the prior consent of the stockholders to effect such action.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Program shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option or making such purchase to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

14. Reservation of Shares. The Company, during the term of this Program, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Program.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. Option Agreements. Each Option shall be designated in a written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Such agreements shall be subject to amendment from time to time as shall be determined by the Administrator; provided, however, that agreements reflecting option grants pursuant to Section 8(b)(ii) hereof shall contain only the terms and conditions as set forth in this Program.

16. Stockholder Approval. Continuance of the Program shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Program is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.


                                  Exhibit I-9

This proxy is solicited by the Board Of Directors of            Please
TriQuint. If no specific direction is given as to any of the    Mark Here
below items, this proxy will be voted FOR each of the           for Address  |_|
nominees named in Proposal 1, FOR Proposal 2, FOR Proposal 3    Change or
and AGAINST Proposal 4.                                         Comments
                                                                SEE REVERSE SIDE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW.

PROPOSAL 1: ELECTION OF DIRECTORS.

                FOR all                     WITHHOLD
            nominees listed                 AUTHORITY
           (except as marked             to vote for all
            to the contrary)             nominees listed

                  |_|                          |_|

Nominees:

01 Francisco Alvarez
02 Dr. Paul A. Gary
03 Charles Scott Gibson
04 Nicolas Kauser
05 Steven P. Miller
06 Ralph G. Quinsey
07 Dr. Walden C. Rhines
08 Steven J. Sharp
09 Edward F. Tuck
10 Willis C. Young

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 2.

PROPOSAL 2: To approve an amendment to the TriQuint Semiconductor, Inc. 1996
            Stock Incentive Program to increase the aggregate number of shares of common stock that may be issued thereunder by 6,500,000 shares.

        FOR                     AGAINST                 ABSTAIN

        |_|                       |_|                     |_|

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 3.

PROPOSAL 3: To approve an amendment to the TriQuint Semiconductor, Inc. 1996
            Stock Incentive Program to amend the formula grant mechanism for non-employee directors, as more fully described in the accompanying Proxy Statement.

        FOR                     AGAINST                 ABSTAIN

        |_|                       |_|                     |_|

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THE APPROVAL OF PROPOSAL 4.

PROPOSAL 4: Proposal submitted by a stockholder that TriQuint prepare a report regarding certain environmental, health and safety matters, as more fully described in the accompanying Proxy Statement.

        FOR                     AGAINST                 ABSTAIN

        |_|                       |_|                     |_|

PROPOSAL 5: Upon such other matters as may properly come before or incident to the conduct of the Annual Meeting, the proxy holders shall vote in such manner as they determine to be in the best interests of TriQuint. TriQuint is not presently aware of any such matters to be presented for action at the meeting.

                                           I (WE) PLAN TO ATTEND THE MEETING |_|


Stockholder Name____________________ Signature____________________ Date_________

Please sign exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

------------------------------------            ------------------------------------            ---------------------
             Internet                                       Telephone                                   Mail
    http://www.eproxy.com/tqnt                           1-800-435-6710
Use the Internet to vote your proxy.            Use any touch-tone telephone to                  Mark, sign and date
Have your proxy card in hand when               vote your proxy. Have your proxy                   your proxy card
you access the web site. You will be     OR     card in hand when you call. You will     OR              and
prompted to enter your control                  be prompted to enter your control                  return it in the
number, located in the box below, to            number, located in the box below,               enclosed postage-paid
create and submit an electronic                 and then follow the directions                        envelope.
ballot.                                         given.
------------------------------------            ------------------------------------            ---------------------

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

                          TRIQUINT SEMICONDUCTOR, INC.

      Proxy for Annual Meeting of Stockholders to be Held on May 21, 2003

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 15, 2003, and hereby names, constitutes and appoints Ralph G. Quinsey and Raymond A. Link, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Stockholders of TriQuint Semiconductor, Inc. ("TriQuint") to be held at 1:30 p.m. on Wednesday, May 21, 2003, and at any adjournment or postponement thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on April 2, 2003, with all the powers that the undersigned would possess if personally present.

________________________________________________________________________________
    Address Change/Comments (Mark the corresponding box on the reverse side)
________________________________________________________________________________


________________________________________________________________________________

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

      You can now access your TriQuint Semiconductor, Inc. account online.

Access your TriQuint Semiconductor, Inc. shareholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, transfer agent for TriQuint Semiconductor, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

o     View account status

o     View certificate history

o     View book-entry information

o     View payment history for dividends

o     Make address changes

o     Obtain a duplicate 1099 tax form

o     Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

o     SSN or Investor ID

o     PIN
                        -------------
o     Then click on the Establish PIN button
                        -------------

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

o     SSN or Investor ID

o     PIN
                        ------
o     Then click on the Submit button
                        ------

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o     Certificate History

o     Book-Entry Information

o     Issue Certificate

o     Payment History

o     Address Change

o     Duplicate 1099

              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time